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EXHIBIT 10.7     Form of grant of Non-Qualified Stock Option under the AMSCO
                 International, Inc. Stock Option Plan.


                            AMSCO INTERNATIONAL, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT



Optionee:

Number of shares of Common Stock subject to this Agreement:

      Pursuant to the AMSCO International, Inc. Stock Option Plan (the "Plan"), the Board of Directors of AMSCO International, Inc. (the "Company") has granted to you on this date an option (the "Option") to purchase the number of shares of the Company's Common Stock, $.01 par value ("Common Stock"), set forth above. Such number of shares (as such may be adjusted as described in Section 11 below) is herein referred to as the "Option Shares." This Option shall constitute and be treated as a "non-qualified stock option" as described in the Treasury Regulation, Section 1.83-7 and will not be treated as an "incentive stock option" as defined under Section 422A of the Internal Revenue Code of 1986 as amended (the "Code") for federal income tax purposes. The terms and conditions of this Option are set out below.

      1. Date of Grant. This Option is granted to you on _________.

      2. Termination of Option. Your right to exercise this Option (and to purchase the Option Shares) shall expire and terminate in all events on
_________.

      3. Option Price. The purchase price to be paid upon the exercise of this Option will be $ _________ per share, the fair market value of a share of Common Stock (as determined by the Board of Directors) on _________ the date of grant of this Option.

      4. Entitlement to Exercise the Option and Purchase Option Shares. You may exercise this Option at any time until the date on which this Option expires or terminates pursuant to Section 2 hereof.

      5. Exercise of Option: Payment of Option Price. To exercise the Option, you must deliver a completed copy of the attached Option Exercise Form to the address indicated on the Form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price.

      6. Transferability of Option. This Option may not be transferred by you (other than by will or the laws of descent and distribution) and may be exercised during your lifetime only by you.

      7. Withholding Taxes. If the Company is required to withhold federal, state or local taxes in respect of any compensation income realized by you in respect of the option granted hereunder or in respect of any Option Shares acquired upon exercise of the option granted hereunder, you hereby agree to provide the Company with cash funds equal to the total federal, state and local taxes required to be so withheld, or make other arrangement satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors.


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      8. Representations.
         ----------------

              (a) You represent and warrant to the Company that, upon exercise of the Option, you will be acquiring the Option Shares for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and you understand that (i) neither the Option nor the Option Shares have been registered with the Securities Exchange Commission by reason of their issuance in a transaction exempt from the registration requirements and (ii) the Option Shares must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act of 1933 or is exempt from such registration. The stock certificates for any Option Shares issued to you will bear the following legend:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THE RIGHTS OF THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND LIMITED BY THE TERMS AND CONDITIONS OF A CERTAIN AGREEMENT DATED _________, BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF SUCH SHARES. A COPY OF SAID AGREEMENT, TO WHICH REFERENCE IS HEREBY MADE, IS ON FILE AND MAY BE EXAMINED AT THE OFFICES OF AMSCO INTERNATIONAL, INC."

              (b) You further represent and warrant that you understand the federal, state and local income tax consequences of the granting of this Option to you, the exercise of this Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares.

      9. Notice of Sale. You agree to give the Company prompt notice of any sale or other disposition of any Option Shares that occurs (i) within two years from the date of the granting of this Option to you, or (ii) within one year after the transfer of such Shares to you upon the exercise of the Option.

      10. Adjustments. If the total outstanding shares of Common Stock of the Company shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in stock, then the Board of Directors shall appropriately adjust the number of Option Shares (and price per share) subject to the unexercised portion of this Option (to the nearest possible full share).

      11. Continuation of Directorship. Neither the Plan nor the Option shall confer upon you any right to continue as a Director of the Company or any Subsidiary.

      12. Miscellaneous.

              (a) This Option Agreement is qualified in its entirety by reference to the provisions of the Plan applicable to "non-qualified stock options" as defined in Treasury Regulation, Section 1.83-7, which are hereby incorporated herein by reference.

              (b) Any action or determination of the Company or the Board of Directors provided for or required under the Plan shall be taken or made in the sole discretion of the Company or the Board of Directors or taken or made in the sole discretion of the Committee appointed by the Board of Directors to administer the Plan.

              (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provision hereof shall not in any way be affected or impaired thereby.

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      Please acknowledge receipt of this Option Agreement by signing the enclosed copy of this Option Agreement in the space provided below and returning it promptly to the Secretary of the Company.

AMSCO INTERNATIONAL, INC.

By
   ---------------------------

Accepted and Agreed to
as of _________:


------------------------------
Optionee



                            AMSCO INTERNATIONAL, INC.

                                STOCK OPTION PLAN

                              OPTION EXERCISE FORM


      I, __________________ do hereby exercise the right to purchase _________ shares of Common Stock, $.01 par value, of AMSCO International, Inc. pursuant to the Option granted to me on _________ under the AMSCO International, Inc. Stock Option Plan.




Date:
     -----------------     ------------------------------------------
                                    Signature




              Send a completed copy of this Option Exercise Form to:

                               Dennis P. Patton, Treasurer
                               AMSCO International, Inc.
                               5960 Heisley Road
                               Mentor, Ohio 44060-1834

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